1 Validus Holdings, Ltd. Investor Presentation – Second Quarter 2016

2 This presentation may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus Holdings, Ltd.’s (“Validus” or the “Company”) risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the Securities and Exchange Commission. Any forward-looking statements made in this presentation are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Cautionary Note Regarding Forward-looking Statements

3 • Since commencing operations in late 2005, Validus has developed a global re/insurance platform consisting of U.S. specialty insurance, Lloyd’s of London, third party reinsurance asset management and Bermuda reinsurance • The diversified portfolio as measured by gross premium written is comprised of 43% insurance and 57% reinsurance for the 12 months ended June 30, 2016 • Business plan since formation has been to focus on short-tail lines with strategic diversification into select longer-tail classes • Maintained a focus on underwriting profits in conjunction with a strong balance sheet • Profitable in all ten years of operation, 2006 through 2015 • Delivered outstanding financial results since 2007 IPO as measured by growth in book value per diluted common share plus accumulated dividends • Active capital management, returning $3.76 billion to investors through repurchases and dividends from Validus’ 2007 IPO through August 3, 2016 Validus – Key Accomplishments

4 Validus – Four Diversified Yet Complementary Businesses • U.S. based specialty property and casualty underwriter • Focused on U.S. Excess and Surplus Lines • Pioneer in the binding authority business • 11% of last 12 months GPW as of June 30, 2016 • Bermuda based investment adviser • Focused on managing capital for third parties and Validus in ILS and other property catastrophe and specialty reinsurance investments • AUM of $2.5 billion(1) as of July 1, 2016 • 11% of last 12 months GPW as of June 30, 2016 • Lloyd’s of London Syndicate • Focused on short tail specialty lines in the Lloyd’s of London market • Market leader in War and Terror and Energy and Marine Classes • 38% of last 12 months GPW as of June 30, 2016 • Bermuda based reinsurer • Focused on treaty reinsurance, including property cat • Specializing in Property CAT XOL, Marine, and Agriculture • 40% of last 12 months GPW as of June 30, 2016 Validus Research – Provides Analytical Support Across All Platforms 1) Assets under management (AUM) of $2.5 billion includes $2.2 billion of third party investment and $0.3 billion of related party investment.

5 Validus Operating Timeline 2005 2006 2007 2008 2009 2012 2013 2014 2015 2005 Founding of Validus October 19, 2005 2007 Acquisition of Talbot July 2, 2007 2008 Founding of AlphaCat July 29, 2008 2012 Launch of PaCRe April 2, 2012 2013 Acquisition of Longhorn Re April 25, 2013 2015 Validus 10th Year Anniversary October 19, 2015 2006 Launch of Petrel Re I Sidecar June 30, 2006 2007 Validus IPO July 30, 2007 2009 Acquisition of IPC September 4, 2009 2012 Acquisition of Flagstone November 30, 2012 2014 Acquisition of Western World October 2, 2014 2016

New York, USA Waterloo, Canada Franklin Lakes, USA Hamilton, Bermuda Miami, USA Santiago, Chile London, England Dubai, United Arab Emirates Republic of Singapore Boston, USA Sydney, Australia Scottsdale, USA Labuan, Malaysia Zurich, Switzerland Atlanta, USA Validus Global Operating Platform 6

7 11.9% Compound Annual Growth in Diluted BVPS Plus Accumulated Dividends from Company Formation Through June 30, 2016 Growth in Book Value Per Diluted Share Plus Accumulated Dividends 16.93 19.73 24.00 23.78 29.68 32.98 32.28 35.22 36.23 39.65 42.33 44.41 0.80 1.60 2.48 3.48 4.48 7.68 8.88 10.16 10.86 16.93 19.73 24.00 24.58 31.28 35.46 35.76 39.70 43.91 48.53 52.49 55.27 $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 $55.00 $60.00 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Diluted BVPS Cumulative Dividends Diluted BVPS plus Accumulated Dividends

8 1) Source: SNL Financial. 2) VR starting point is Pro Forma diluted BVPS at September 30, 2007 of $20.89 as disclosed in the VR IPO Prospectus. 3) Book value per diluted share calculation includes impact of quarterly and special dividends. From VR IPO Through June 30, 2016 Compound Growth in Book Value per Diluted Share Versus Peers 15.1% 14.2% 12.6% 11.4% 11.1% 11.1% 10.8% 9.6% 5.3% 0.0% 5.0% 10.0% 15.0% 20.0% AWH ACGL RNR VR ENH AXS RE AHL AGII

9 Validus Common Shareholders’ Equity vs. Selected Peers 1) Source: SNL Financial. Peer Comparison – Q2 2016 Common Shareholders’ Equity in $US Billions 8.0 6.4 5.3 4.6 4.3 3.7 3.6 3.0 1.7 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 RE ACGL AXS ENH RNR VR AWH AHL AGII

10 1) Source: SNL Financial. 2) Peer group includes: AWH, ACGL, AGII, AHL, AXS, ENH, RE and RNR. 3) Starting point of chart is January 1, 2007. From VR IPO Through June 30, 2016 Validus Stock Total Return Versus Peers and S&P 500 -50.0% -25.0% 0.0% 25.0% 50.0% 75.0% 100.0% 125.0% 150.0% 175.0% 200.0% 225.0% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Validus Peers S&P 500

11 Validus Mix of Business Gross Premium Written of $2.6 Billion - Last 12 months to June 30, 2016 1) $2.6 billion consolidated gross premiums written net of $35.0 million of intersegment eliminations. By Operating SegmentBy Class of Business Specialty 33% Property Cat XOL 24% Marine 16% Other Property 19% Liability 8% Validus Re 40% Talbot 38% Western World 11% AlphaCat 11%

12 Insurance Underwriting Income – Validus vs. Bermuda Peers 1) Source: SEC filings and other public disclosures. 2) Underwriting income above assumes that all Lloyd’s underwriting income is insurance, with the exception of Validus where insurance underwriting income includes Talbot’s and Western World. 3) AGII is excluded as they do not disclose underwriting income as insurance / reinsurance. Insurance Underwriting Income in $US Millions: 2012 - 2015 435.4 270.3 221.6 182.3 66.7 (7.3) (34.7) (343.9) -$400.0 -$300.0 -$200.0 -$100.0 $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 VR AXS AWH ACGL AHL ENH RNR RE

13 Underwriting Income – Validus vs. Bermuda Peers 1) Source: SEC filings and other public disclosures. 2) AGII is excluded as they do not disclose underwriting income as insurance / reinsurance. Underwriting Income in $US Millions: 2012 - 2015 2,933.6 2,128.4 1,579.7 1,319.9 1,184.6 872.3 906.6 595.7 (343.9) (34.7) 435.4 182.3 270.3 66.7 (7.3) 221.6 (500.0) - 500.0 1,000.0 1,500.0 2,000.0 2,500.0 3,000.0 RE RNR VR ACGL AXS AHL ENH AWH Reinsurance Income Insurance Income

14 Validus – Growth and Diversification Net Premiums Written in $US Millions – 2006 to Year to Date (“YTD”) 2016 1) 2014 Net Premiums Written for Western World cover the time period from the acquisition by Validus on October 2, 2014 through December 31, 2014. 2) YTD 2016 figures are as of June 30, 2016. 477.1 633.3 624.8 672.6 1,038.1 963.8 987.4 1,016.3 954.9 977.7 881.8 285.2 613.5 715.7 723.0 795.9 850.0 865.8 909.6 819.9 447.8 75.7 140.1 130.6 122.4 171.6 261.4 58.8 259.6 141.8 $- $500.0 $1,000.0 $1,500.0 $2,000.0 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 YTD 2016 Validus Re Talbot AlphaCat Western World

15 Reinsurance 57% Insurance 43% Validus - Adapting to Market Demand 1) 2006 was the first full year of operations for Validus. 2) GPW for 2006 is for the full year. GPW for 2016 is for the last 12 months as of June 30, 2016. Growth and Diversification in VR’s Business Since Inception Reinsurance 100% Validus 2006 GPW $540.8 million Validus 2016 GPW $2,648.9 million • Significant growth in GPW through acquisitions of: – 2007 – Talbot – 2009 – 2012: IPCRe, Flagstone, Longhorn Re – 2014 –Western World • Improved portfolio balance in insurance through Talbot and Western World acquisitions • AlphaCat established in 2008 to capitalize on the insurance linked securities market • Access to multiple sources of capital to respond to business opportunities as presented

16 5.2% year over year increase in gross premiums written (Increases of 57.5% at AlphaCat, 9.3% at Western World and 1.0% at Talbot) 10.2% ROAE and 5.9% net operating ROAE 1) Validus diluted book value per share, operating income, operating EPS and operating ROAE are non-GAAP financial measures. Please refer to notes on non-GAAP and other financial and exposure measures found in the Appendix hereto. 2) ROAE and net operating ROAE calculations are annualized. 89.9% combined ratio (79.1% at Validus Re, 96.9% at Talbot and 109.1% at Western World) Net income available to Validus common shareholders of $95.0 million and diluted EPS of $1.14 Book value per diluted share of $44.41 1.7% growth (including dividends) in Q2 2016 Q2 2016 Financial Results Net operating income available to Validus common shareholders of $54.9 million and diluted operating EPS of $0.66

17 Validus Reinsurance Highlights Gross Premium Written - $1.1 Billion last 12 months to June 30, 2016 Validus Re Overview 1) Validus Re financial reporting based on reporting of the Validus Re segment which does not include AlphaCat. 2) YTD 2016 figures are as of June 30, 2016. Net Underwriting Income in $US Millions • Validus Re formed in October 2005 as the first operating subsidiary of Validus Holdings, Ltd. • Headquartered in Bermuda with overseas offices in Asia, Continental Europe and Latin America • Global provider focused on treaty reinsurance including – Property catastrophe – Marine and energy – Other specialty lines • A.M. Best rating of A (Stable); S&P Rating of A (Stable) 277.7 91.5 413.2 240.4 15.5 227.8 443.4 387.0 280.6 150.2 $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 2007 2008 2009 2010 2011 2012 2013 2014 2015 YTD 2016 Property Cat XOL 32% Marine 12% Other Specialty 22% Agriculture 22% Other Property 12%

18 AlphaCat Highlights AlphaCat Overview Assets Under Management Expressed in $US Millions 1) AlphaCat financial information based on reporting of the AlphaCat segment. 2) AlphaCat began operations in 2008, and became a stand alone segment in 2012. Q2 2016 Performance • Secured $206.3 million of newly raised capital for deployment during Q2 2016 • Generated management fee revenue of $3.4 million • Validus’ share of AlphaCat income of $4.9 million • Investment adviser managing capital for third parties and Validus in ILS and other property catastrophe and specialty reinsurance investments • AlphaCat brand was established in 2008 • In 2011, AlphaCat opened access to external investors • As of July 1, 2016, AlphaCat had $2.5 billion in assets under management 1,204.6 1,533.8 2,186.9 392.4 346.9 323.6 $0.0 $500.0 $1,000.0 $1,500.0 $2,000.0 $2,500.0 1-Jan-14 1-Jan-15 1-Jul-16 Third Party Related Party

19 Talbot Highlights Gross Premium Written - $1.0 Billion last 12 months ended June 30, 2016 Talbot Overview Net Underwriting Income in $US Millions • Founded in 2001 and acquired by Validus in 2007 • Significant competitive position • Focus is on short tail business with meaningful market position in targeted classes • By design, Talbot is underweight in Casualty, Casualty Treaty and Property Treaty classes • Strategically placed offices in international hubs – New York, Miami, Santiago, Dubai, Labuan, Sydney and Singapore 1) Talbot financial information based on reporting of the Talbot segment. 2) Energy is Downstream Energy and Power. Other includes Accident & Health and Contingency lines. 3) YTD 2016 figures are as of June 30, 2016. 79.3 45.6 78.7 72.0 10.7 85.3 169.3 108.1 136.4 26.9 $0.0 $50.0 $100.0 $150.0 $200.0 2007 2008 2009 2010 2011 2012 2013 2014 2015 YTD 2016 Marine 30% Property 22% Political Lines 19% Energy 10% Aviation 9% Fin. Lines 4% Other 6%

20 Talbot - Lloyd’s Market Share By Class of Business 1) Source: Lloyd’s Franchise Board. 2) Percentages are calculated based on 2015 year of account gross premium written. 3) Talbot’s overall market share in Lloyd’s is 2.7%. Key Classes of Business Underweight Classes of Business 2.7% 2.7% 3.0% 3.0% 3.1% 3.5% 3.5% 3.7% 3.9% 4.4% 4.5% 5.1% 5.4% 5.4% 5.4% 5.8% 5.8% 6.5% 6.9% 10.4% 13.3% 0% 5% 10% 15% Total Nuclear Space Property D&F (non-US open market) Marine XL Property D&F (US open market) Marine Liability General Aviation Financial Institutions (non-US) Marine Hull Energy Offshore Property Financial Institutions (US) Energy Offshore Liability Political Risks, Credit & Financial Guarantee Airline Aviation Products/ Airport Liabilities Engineering BBB/ Crime Terrorism Aviation XL Energy Onshore Property 0.1% 0.1% 0.2% 0.2% 0.3% 0.3% 0.4% 0.5% 0.6% 0.6% 0.7% 0.7% 0.7% 1.0% 1.3% 1.6% 1.7% 2.0% 2.6% 2.7% 2.7% 0.0% 1.0% 2.0% 3.0% Property pro rata Professional Indemnity (US) Property D&F (non-US binder) Overseas Motor Directors & Officers (US) NM General Liability (US direct) Property Risk XS Directors & Officers (non-US) NM General Liability (non-US direct) Employers Liability/ WCA (US) Professional Indemnity (non-US) Personal Accident XL Property D&F (US binder) Medical Expenses Difference in Conditions Accident & Health (direct) Energy Onshore Liability Power Generation Cargo Yacht Total

21 Western World Highlights Gross Premium Written - $292.9 Million last 12 months ended June 30, 2016 Western World Overview 1) Western World financial information based on reporting of the Western World segment. • Founded in 1964 and acquired by Validus in 2014 • Focused on US small and mid sized enterprise business (“SME”) • Commercial General Liability has been the historical focus • Writing on both E&S and admitted paper • Western World Integrated Platform (“WWIP”) is a technological competitive advantage • Validus ownership provides the resources for expansion into short tail classes of business • Meaningful strategic changes have already been made to date: – New Brokerage Property – New Professional Liability – Discontinued lines, Commercial Auto and select Programs Contract GL 49% Property 26% Program GL 12% Auto 6% Professional 5% Brokerage GL 2%

Western World – Class of Business Detail

	Contract Division	Program Division	Brokerage Professional / Casualty	Brokerage Property
YTD 2016 GPW in $US MM	$90	$37	$11	$13
% of Total	60%	24%	8%	8%
Description	• General & Professional Liability and Property Coverage on small-to-medium size commercial risks offered in 50 states • Distributed through exclusive general agents with binding authority	• General, Professional, Liability, Property and Commercial Auto plans • Distributed through affinity group program administrators • Single-class relationships, generally with 50-state binding authority	• General Liability and Professional Liability coverage • Underwrites larger, more complex accounts • Distributed through select wholesale brokers • Business accepted from 50 states	• Commercial E&S Property Insurance • "Middle Market," Catastrophe exposed business • Distributed through select wholesale brokers • Business accepted from 50 states
Coverages	• General & Professional Liability • Property (package)	• General Liability & Professional • Commercial Auto & APD • Property	• General Liability • Professional Liability (Claims Made)	• ISO special, broad and basic causes of loss • Single Peril (Earthquake, Flood, Wind) • Difference in Conditions (DIC) for Earthquake and Flood
Business Classes	• Manufacturers and Contractors • Owners, Landlords and Tenants • Professional Services / Misc. Malpractice • Spectator Events	• Hospitality & Habitational • Contracted Services • Outdoor / Recreation & Amusement • Professional Services	• Habitational • Contracting • Manufacturing • Errors & Omissions • Management Liability	• Hotel / Motel • Habitational • Retail • Restaurants • Offices

VALIDUS GROUP

1) Western World financial information based on reporting of the Western World segment.
2) YTD 2016 figures are as of June 30, 2016.

22

23 1) A full explanation and disclaimer is contained in the notes on non-GAAP and other financial and exposure measures found in the Appendix hereto. 2) 1:100 year PML as a % of capital and shareholders’ equity is based on United States Hurricane PML. 3) Validus Re net maximum zonal aggregate includes Validus share of AlphaCat limits, excludes Western World and the limits supported by the Funds at Lloyd’s provided by Validus Re. Transparent Risk Disclosure – July 1, 2016 Portfolio Peak Zone PML Estimated Exposures to Peak Zone Property Catastrophe Losses (Expressed in thousands of U.S. Dollars) Probable Maximum Losses (“PML”) by Zone and Peril Consolidated (Validus Re and Talbot) Estimated Net Loss Zones Perils 20 year return period 50 year return period 100 year return period 250 year return period Validus Re Net Maximum Zonal Aggregate United States Hurricane 301,134 468,424 731,530 1,057,060 2,028,956 California Earthquake 73,540 222,830 325,191 391,587 1,757,046 Europe Windstorm 82,363 210,123 297,158 535,152 1,306,323 Japan Earthquake 54,884 117,229 202,387 293,059 766,914 Japan Typhoon 57,421 117,501 211,694 272,959 717,101 1:100 year PML equal to 15.7% of quarter end capital, 18.9% of shareholders’ equity available to Validus

24 Net Probable Maximum Loss (1:100) by Zone and Peril Compared to Total Capitalization Substantial Capital Margin Above Risk Appetites 1) A full explanation and disclaimer is contained in the notes on non-GAAP and other financial and exposure measures found in the Appendix hereto. 2) Consolidated (Validus Re and Talbot) estimated net loss 1:100 year PML as a % of capital and shareholder’s equity. 3) Total capitalization equals total shareholder's equity less noncontrolling interests plus Senior Notes and Junior Subordinated Deferrable Debentures. 4) All data points are as at January 1st, except 2016 which is at July 1st. 1:100 PML Internal Risk Appetite 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 2011 2012 2013 2014 2015 2016 United States Hurricane California Earthquake Europe Windstorm Japan Earthquake Japan Typhoon

Realistic Disaster Scenarios

Consolidated (Validus Re and Talbot) Estimated Exposures to Specified Loss Scenarios - As of January 1, 2016
(Expressed in millions of U.S. Dollars, except share and per share information)

Type	Catastrophe Scenarios	Description		Estimated Consolidated (Validus Re and Talbot) Net Loss	% of latest 12 Months Consolidated Net Premiums Earned
Marine	Loss of major complex	Total loss to all platforms and bridge links of a major oil complex	$	146.8	6.5%
Marine	Major cruise vessel incident	US-owned cruise vessel sunk or severely damaged		103.4	4.6%
Marine	Marine collision	Fully laden tanker collides with a cruise vessel in US waters		63.7	2.8%
Political Risks	South East Asia	Chinese economy has a "hard landing" with sharp fall in growth rates; regional contagion		122.4	5.5%
Political Risks	Russia	The Russian corporate sector struggles to deal with the effects of crashing commodity and stock prices		54.8	2.4%
Political Risks	Turkey	Severe economic crisis in Turkey due to political upheaval		49.7	2.2%
Political Risks	Nigeria	Severe economic, political and social crisis in Nigeria leads to widespread civil unrest		45.6	2.0%
Political Risks	Middle East	US and Iran escalate into military confrontation; regional contagion		26.7	1.2%
Aviation	Aviation collision	Collision of two aircraft over a major city		116.1	5.2%
Satellite	Solar flare	Large single or sequence of proton flares results in loss to all satellites in synchronous orbit		39.5	1.8%
Satellite	Generic defect	Undetected defect in a number of operational satellites causing major loss		28.6	1.3%
Terrorism	Rockefeller Center	Midtown Manhattan suffers a 2-tonne conventional bomb blast		38.9	1.7%
Terrorism	Exchange Place	Lower Manhattan suffers a 2-tonne conventional bomb blast		38.2	1.7%
Liability	Professional lines	Failure or collapse of a major corporation		27.0	1.2%
Liability	Professional lines	UK pensions mis-selling		17.5	0.8%
Cyber	Major data security breach	Simultaneous cyber-attacks on organizations within one industrial sector; loss of customer data		26.6	1.2%

25

VALIDUS GROUP

1) A full explanation and disclaimer is contained in the notes on non-GAAP and other financial and exposure measures found in the Appendix hereto.

26 Validus – Active Capital Management Expressed in millions of U.S. Dollars 1) YTD 2016 capital management actions of $3.76 billion is through August 3, 2016. Capital Management Inception to Date of $3.76 Billion • On Feb 3, 2015 Validus reset the common share repurchase authorization to $750.0 million • Remaining authorization of $382.3 million(1) • In 2016 Validus increased quarterly dividend to $0.35 per share • YTD 2016 capital management(1) of $210.4 million ― Common share repurchases in 2016 of $150.4 million ― Common share dividends of $60.0 million Capital Management 2,642.1 889.1 230.8 Share Repurchases Common Share Dividends Special Dividend

27 Managed Investment Portfolio at June 30, 2016 • Total managed investments and cash and cash equivalents of $6.44 billion – Emphasis on the preservation of invested assets – Provision of sufficient liquidity for prompt payment of claims – Comprehensive portfolio disclosure • Average portfolio rating of AA- • Duration of 2.19 years • Q2 2016 average investment yield: 2.34% (Q2 2015: 2.02%) • Q2 2016 generated net realized and unrealized gains of $32.6 million 1) Validus has $8.95 billion total investments, cash and cash equivalents and restricted cash inclusive of investments supporting AlphaCat collateralized business. 24.1% 14.5% 10.5% 9.3% 7.8% 6.7% 5.7% 5.5% 4.9% 4.4% 3.3% 2.9% 0.4% 0.0% 0% 5% 10% 15% 20% 25% 30% U.S. corporate U.S. Govt. and Agency Agency RMBS Bank loans Cash ABS Non-U.S. corporate Other CMBS State and local Non-U.S. Govt. and Agency Short term Non-Agency RMBS Restricted cash

28 Validus Invested Asset Strategy and Performance • In 2014, Validus set out to increase portfolio yield without increasing tail risk. Validus’ Chief Investment Officer worked with our risk and financial modeling teams to establish a new portfolio allocation • Noteworthy benefit in terms of higher yields on the portfolio during the past seven quarters. The second half of 2015 confirmed our conservative risk profile as the portfolio, absent PaCRe, generated minimal losses in very challenging investment markets 1.30% 1.55% 1.78% 1.83% 2.02% 1.91% 1.90% 1.79% 2.34% 1.38% 1.42% 1.51% 1.62% 1.80% 1.89% 1.92% 1.91% 1.99% 1.20% 1.40% 1.60% 1.80% 2.00% 2.20% 2.40% 1-Jun-14 1-Sep-14 1-Dec-14 1-Mar-15 1-Jun-15 1-Sep-15 1-Dec-15 1-Mar-16 1-Jun-16 Quarter Yield Rolling 4-Quarter Yield

29 Validus Loss Reserves at June 30, 2016 • Gross reserves for losses and loss expenses of $3.12 billion • $2.68 billion net of reinsurance • Q2 notable loss, Canadian Wildfires of $26.9 million • Q2 non-notable losses – Texas Hailstorms of $10.3 million, Kumamoto Earthquake of $15.3 million and Jubilee Oil of $7.5 million • Favorable reserve development during Q2 2016: – Validus Re: $30.9 million – AlphaCat: $0.4 million – Talbot: $28.3 million – Western World: $3.2 million Net Favorable Reserve Development Expressed in $US Millions Validus Gross Reserve Mix 1) Q2 notable and non-notable losses relate to Validus’ share of net losses and loss expenses less reinstatement premiums. 2) Notable loss events are loss events which aggregate to over $30.0 million on a consolidated basis. Non-notable loss events are loss events which aggregate to over $15.0 million but less than $30.0 million on a consolidated basis. Case Reserves 41%IBNR Reserves 59% 208.4 246.3 63.0 48.7 71.4 56.3 50.8 59.8 30.7 9.4 (17.7) 6.5 -$50.0 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 2014 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Non-event Event

30 Development of Prior Period Loss Reserves by Accident Year 96.7 47.2 44.8 37.8 49.3 (10.4) (8.5) (5.6) 29.0 89.9 67.5 30.1 - 95.9 83.3 58.3 - 72.1 91.1 - 94.4 175.0 222.6 259.2 306.1 -$15.0 $35.0 $85.0 $135.0 $185.0 $235.0 $285.0 $335.0 2012 2013 2014 2015 Before 2010 2010 2011 2012 2013 2014 Development of Prior Period Loss Reserves in $US Millions – 2012 to 2015

31 • International insurance and reinsurance business • Size and scale to compete effectively in targeted markets • Four distinct yet complementary operating segments • Focused on short-tail lines with strategic diversification into select longer-tail classes • Profitable in all ten years of operation • Short duration, highly liquid, conservative balance sheet • Transparent risk disclosure Conclusion – Continue to be Well Positioned for 2016 and Beyond

APPENDIX Investor Presentation

33 8.4% year over year increase in gross premiums written (Increases of 0.7% at Validus Re, 38.9% at AlphaCat and a decrease of 7.5% at Talbot) 10.3% ROAE and 11.3% net operating ROAE 1) Validus diluted book value per share, operating income, operating EPS and operating ROAE are non-GAAP financial measures. Please refer to notes on non-GAAP and other financial and exposure measures found in the Appendix hereto. 79.7% combined ratio (72.0% at Validus Re, 83.8% at Talbot and 98.2% at Western World) Net income available to Validus of $374.9 million and diluted EPS of $4.34 Book value per diluted share of $42.33 10.0% growth (including dividends) in 2015 Full Year 2015 Financial Results Net operating income available to Validus of $409.7 million and diluted operating EPS of $4.74

34 Selected Market Information at June 30, 2016 Exchange / Ticker: Share Price: Primary Shares Outstanding: Primary Market Capitalization: Annual Dividend/Yield: NYSE / “VR” $48.59 80,772,238 $3.92 billion $1.40 per share (2.88%) 1) Validus increased its quarterly common share dividend to $0.35 from $0.32 on February 2, 2016.

35 111 136 2007 2015 40 66 55 15 2007 2015 Dubai New York Asia LATAM 157 364 2007 2015 473 888 2007 2015 688 1,019 2007 2015 508 955 2007 2015 Talbot Growth Since Acquisition 1) Converted at rate of exchange £1.00 = $1.53, the average rate for 2015. 2) 2007 GPW & Net Underwriting Income are full year amounts, including pre-acquisition results. 3) 2015 Shareholders’ Equity includes capital supporting Funds at Lloyd’s. Employees 2.3x Shareholders’ Equity(3) $ in millions 1.9x Net Underwriting Income(2) $ in millions 1.2x Gross Premium Written(2) $ in millions 1.5x Syndicate Capacity (1) 1.9x $ in millions GPW in Overseas Offices $ in millions 186

36 Talbot Composite Rate Index – The Benefits of Cycle Management 1) Rate index reflects the whole account rate change, as adjusted for changes in exposure, inflation, attachment point and terms and conditions. 2) All data points are as of December 31st, except for 2016 which is as of June 30th. 100% 126% 187% 208% 206% 204% 217% 207% 197% 209% 208% 215% 221% 220% 211% 197% 185% 75% 100% 125% 150% 175% 200% 225% 250% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016

Abbreviated Balance Sheets

(Expressed in thousands of U.S. Dollars)

	June 30, 2016	December 31, 2015	December 31, 2014
Assets			
Fixed maturities	$ 5,551,586	$ 5,510,331	$ 5,545,231
Short-term investments	2,369,654	1,941,635	1,501,212
Other investments	359,526	336,856	334,685
Cash and cash equivalents	568,798	723,109	550,401
Restricted cash	96,022	73,270	173,003
Total investments and cash	**8,945,586**	**8,585,201**	**8,104,532**
Goodwill and Intangible assets	315,184	318,016	322,821
Other assets	2,557,474	1,612,595	1,204,542
Total assets	**$ 11,818,244**	**$ 10,515,812**	**$ 10,112,564**
Liabilities			
Reserve for losses and loss expenses	$ 3,122,717	$ 2,996,567	$ 3,243,147
Unearned premiums	1,621,563	966,210	989,229
Other liabilities	309,041	789,362	599,300
Notes payable to AlphaCat investors	370,982	75,493	-
Senior notes payable	245,261	245,161	244,960
Debentures payable	537,987	537,668	539,277
Total liabilities	**$ 6,207,551**	**$ 5,610,461**	**$ 5,615,913**
Redeemable noncontrolling interest	1,532,283	1,111,714	617,791
Shareholders' equity			
Capital	$ 1,029,654	$ 1,004,919	$ 1,213,614
Retained earnings	2,836,602	2,634,056	2,372,972
Total shareholders' equity available to Validus	**3,866,256**	**3,638,975**	**3,586,586**
Noncontrolling interest	**212,154**	**154,662**	**292,274**
Total shareholders' equity	**4,078,410**	**3,793,637**	**3,878,860**
Total liabilities, noncontrolling interests and shareholders' equity	**$ 11,818,244**	**$ 10,515,812**	**$ 10,112,564**
Debt to capital ratio	*3.8%*	*4.3%*	*4.6%*
Debt and hybrid to capital ratio	*12.2%*	*13.8%*	*14.9%*
Investments and cash to equity	*219.3%*	*226.3%*	*208.9%*

VALIDUS GROUP

37

1) A full explanation and disclaimer is contained in the note on non-GAAP financial and other measures found in the Appendix hereto.

Net Operating Income Available to Validus Reconciliation

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity
(Expressed in thousands of U.S. Dollars, except share and per share information)

	Three Months Ended		Year Ended	
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net income available to Validus common shareholders	$ 94,963	$ 65,790	$ 261,773	$ 239,201
Adjustments for:				
Net realized losses (gains) on investments	(2,724)	(2,244)	(2,140)	(6,413)
Change in net unrealized (gains) losses on investments	(31,428)	34,676	(78,872)	1,449
Loss (income) from investment affiliate	589	(284)	4,702	(3,060)
Foreign exchange (gains) losses	(6,286)	2,671	(12,531)	6,936
Other (income) loss	(79)	608	(756)	608
Net income (loss) attributable to noncontrolling interest	(135)	500	102	(130)
Net operating income available to Validus common shareholders	54,900	101,717	172,278	238,591
Net investment income	(39,257)	(33,611)	(68,718)	(64,640)
Finance expenses	14,166	18,682	29,369	39,649
Dividends on preference shares	-	-	-	-
Tax expense (benefit)	1,706	2,549	(412)	5,114
Loss (income) from operating affiliates	-	(1,738)	23	(5,722)
Income attributable to AlphaCat investors	6,114	-	10,714	-
Net operating income attributable to noncontrolling interest	21,328	22,061	58,622	40,869
Underwriting income	$ 58,957	$ 109,660	$ 201,876	$ 253,861
Net operating income available to Validus common shareholders	54,900	101,717	172,278	238,591
Less: Dividends on outstanding warrants	-	(1,081)	-	(2,486)
Net operating income allocated to Validus, adjusted	$ 54,900	$ 100,636	$ 172,278	$ 236,105
Net income per share available to Validus - diluted	$ 1.14	$ 0.75	$ 3.12	$ 2.74
Adjustments for:				
Net realized losses (gains) on investments	(0.03)	(0.03)	(0.02)	(0.07)
Change in net unrealized (gains) losses on investments	(0.38)	0.39	(0.94)	0.02
Loss (income) from investment affiliate	0.01	-	0.06	(0.04)
Foreign exchange (gains) losses	(0.08)	0.03	(0.15)	0.08
Other (income) loss	-	0.01	(0.01)	-
Net income (loss) attributable to noncontrolling interest	-	0.01	-	-
Net operating income per share available to Validus - diluted	$ 0.66	$ 1.16	$ 2.06	$ 2.73
Weighted average number of common shares and common share equivalents	83,373,003	87,313,154	83,785,659	87,448,142
Average shareholders' equity available to Validus	3,720,341	3,669,537	3,693,219	3,641,886
Annualized net return on average equity	10.2%	7.2%	14.2%	13.1%
Annualized net operating return on average equity	5.9%	11.1%	9.3%	13.1%

38

VALIDUS GROUP

39 1) Weighted average exercise price for those stock options that have an exercise price lower than book value per share. 2) Using the "as-if-converted" method, assuming all proceeds received upon exercise of stock options will be retained by the Company and the resulting common shares from exercise remain outstanding. Diluted Book Value Per Share Reconciliation (Expressed in thousands of U.S. Dollars, except share and per share information) June 30, 2016 Equity amount Shares Exercise Price (1) Book value per share Total shareholders' equity available to Validus common shareholders Book value per common share Total shareholders' equity available to Validus common shareholders $ 3,716,256 80,772,238 $ 46.01 Tangible book value per common share $ 42.11 Book value per diluted common share Total shareholders' equity available to Validus common shareholders $ 3,716,256 80,772,238 Assumed exercise of outstanding stock options (2) 1,080 51,357 $ 21.03 Unvested restricted shares - 2,876,998 Book value per diluted common share $ 3,717,336 83,700,593 $ 44.41 Adjustment for accumulated dividends 10.86 Diluted book value per common share plus accumulated dividends $ 55.27 Tangible book value per diluted common share $ 40.65

40 In presenting the Company’s results herein, management has included and discussed certain schedules containing underwriting income (loss), net operating income (loss) available (attributable) to Validus, annualized return on average equity and diluted book value per common share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. We believe that these measures are important to investors and other interested parties. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. The AlphaCat segment information is presented as an asset manager view and therefore is considered non-GAAP. Underwriting income indicates the performance of the Company's core underwriting segments, excluding revenues and expenses such as net investment income (loss), finance expenses, net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss) and transaction expenses. The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company's core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company's pricing and loss frequency and severity. Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in net unrealized gains (losses) on investments, income (loss) from investment affiliate, foreign exchange gains (losses), other income (loss) and non-recurring items. This measure focuses on the underlying fundamentals of our operations without the influence of gains (losses) from the sale of investments, translation of non-U.S.$ currencies and non-recurring items. Gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-U.S.$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus common shareholders is defined as above, but excludes operating income (loss) available (attributable) to noncontrolling interest and dividends on preference shares. Diluted book value per share is calculated based on total shareholders’ equity available to Validus common shareholders plus the assumed proceeds from the exercise of outstanding stock options, divided by the sum of unvested restricted shares, stock options and share equivalents outstanding (assuming their exercise). Reconciliations to the most comparable GAAP measure for net operating income and diluted book value per share can be found on pages 38 and 39, respectively. Net loss estimates and zonal aggregates are before income tax, net of reinstatement premiums, and net of reinsurance and retrocessional recoveries. The estimates set forth herein are based on an Occurrence basis on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. In particular, modeled loss estimates do not necessarily accurately predict actual losses, and may significantly mis-estimate actual losses. Such estimates, therefore, should not be considered as a representation of actual losses. Notes on Non-GAAP and Other Financial and Exposure Measures

41 The Company has developed the estimates of losses expected from certain catastrophes for its portfolio of property, marine, workers’ compensation, and personal accident contracts using commercially available catastrophe models such as RMS, AIR and EQECAT, which are applied and adjusted by the Company. These estimates include assumptions regarding the location, size and magnitude of an event, the frequency of events, the construction type and damageability of property in a zone, policy terms and conditions and the cost of rebuilding property in a zone, among other assumptions. These assumptions will evolve following any actual event. Accordingly, if the estimates and assumptions that are entered into the risk model are incorrect, or if the risk model proves to be an inaccurate forecasting tool, the losses the Company might incur from an actual catastrophe could be materially higher than its expectation of losses generated from modeled catastrophe scenarios. In addition, many risks such as second-event covers, aggregate excess of loss, or attritional loss components cannot be fully evaluated using the vendor models. Further, there can be no assurance that such third party models are free of defects in the modeling logic or in the software code. Commencing in January 2012, the Company incorporated RMS version 11 as part of its vendor models. The Company has presented the Company Realistic Disaster Scenarios for non-natural catastrophe events. Twice yearly, Lloyds' syndicates, including the Company's Talbot Syndicate 1183, are required to provide details of their potential exposures to specific disaster scenarios. Lloyds' makes its updated Realistic Disaster Scenarios (RDS) guidance available to the market annually. The RDS scenario specification document for 2012 can be accessed at the RDS part of the Lloyd's public website: http://www.lloyds.com/The-Market/Tools-and-Resources/Research/Exposure-Management/Realistic-Disaster-Scenarios The Consolidated Net Premiums Earned used in the calculation represent the latest 12 months of net premiums earned up to June 30, 2016. Modeling catastrophe threat scenarios is a complex exercise involving numerous variables and is inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses incurred by the Company to differ materially from those expressed above. Should an event occur, the modeled outcomes may prove inadequate, possibly materially so. This may occur for a number of reasons including, legal requirements, model deficiency, non-modeled risks or data inaccuracies. A modeled outcome of net loss from a single event also relies in significant part on the reinsurance and retrocession arrangements in place, or expected to be in place at the time of the analysis, and may change during the year. Modeled outcomes assume that the reinsurance and retrocession in place responds as expected with minimal reinsurance failure or dispute. Reinsurance is purchased to match the original exposure as far as possible, but it is possible for there to be a mismatch or gap in cover which could result in higher than modeled losses to the Company. In addition, many parts of the reinsurance program are purchased with limited reinstatements and, therefore, the number of claims or events which may be recovered from second or subsequent events is limited. It should also be noted that renewal dates of the reinsurance program do not necessarily coincide with those of the inwards business written. Where original business is not protected by risks attaching reinsurance or retrocession programs, the programs could expire resulting in an increase in the possible net loss retained by the Company. Investors should not rely on the information set forth in this presentation when considering an investment in the Company. The information contained in this presentation has not been audited nor has it been subject to independent verification. The estimates set forth herein speak only as of the date of this presentation and the Company undertakes no obligation to update or revise such information to reflect the occurrence of future events. The events presented reflect a specific set of prescribed calculations and do not necessarily reflect all events that may impact the Company. Notes on Non-GAAP and Other Financial and Exposure Measures – Continued

Street Address: 29 Richmond Road Pembroke, Bermuda Mailing Address: Suite 1790 48 Par-la-Ville Road Hamilton, Bermuda HM 11 Telephone: +1-441-278-9000 Email: investor.relations@validusholdings.com For more information on our company, products and management team please visit our website at: www.validusholdings.com